EXHIBIT 99. 19

MBNA MASTER CREDIT CARD TRUST II

SERIES 1996-H

KEY PERFORMANCE FACTORS
SEPTEMBER, 1996



        Expected B Maturity                                       09/17/01


        Blended Coupon                                          	 5.6396%



        Excess Protection Level
          3 Month Average	 3.79%
        September, 1996                                            * 3.79%
        August, 1996                                                	N/A
        July, 1996                                            	N/A


        Cash Yield                                                  17.23%


        Investor Charge Offs                                         4.04%


        Base Rate                                                    9.40%


        Over 35 Day Delinquency                                      4.20%


        Seller's Interest                                           12.02%


        Total Payment Rate                                          12.77%


        Total Principal Balance                     	$ 19,745,890,253.60


        Investor Participation Amount               $ 1,200,000,000.00


        Seller Participation Amount                 	$ 2,373,962,735.11


       * For the purposes of calculating the Base Rate and Excess Protection Level, a Coupon of 7.40% (47/360) was used. The Base Rate was calculated using a 47 day monthly period, 8/14/96 - 9/30/96.





1996-H